Exhibit 6.8

June 20, 2025

That Seventies Project Development Ltd.

PO Box 670

Rossland, BC

V0G 1Y0

Attention: Don Thompson

Dear Don;

Re:         Loan Amendment Agreement

CBT Commercial Finance Corp. (Inc. No. BC0690650) (“CBT”) entered into a Construction Loan Agreement with That Seventies Project Development Ltd. (the “Borrower”) dated June 14, 2023, and Loan Amendment Agreements dated July 25, 2024, and February 1, 2025 (together “Schedule A”). CBT hereby amends the terms of the Loan Agreement as follows:

1.	Section 1, AGREEMENT TO LEND – The outstanding balance of the Construction Loan as of June 1, 2025, is $1,064,979.77 in Principal and $16,005.33 in Interest, for a total outstanding balance of $1,080,985.10.

2.	Section 4, INTEREST RATE – The outstanding balance of the Construction Loan will bear interest at a rate (the “Interest Rate”) of interest at all times equivalent to 3.5% per annum in excess of the Prime Rate declared by Canadian Imperial Bank of Commerce from time to time as the prime rate for Canadian dollar commercial loans made by it in Canada (the “Prime Rate”). If and whenever the rate of interest constituting the Prime Rate is varied the interest rate payable hereunder will also be varied, effective on the date the change in the rate constituting the Prime Rate comes into effect so that at all times the interest rate hereunder will be 3.5% per annum in excess of the Prime Rate then in effect.

3	Section 5 (c), PAYMENTS – The Borrower will make the following payments to CBT:

(c)	On or before Dec 31, 2025 (the “Balance Due Date”) the Borrower will pay to CBT the whole of the outstanding balance of the Construction Loan, including principal, interest, and all Other Amounts.

4.	Section 6 (a), SECURITY, Definitions

“Lands” means those lands legally described as

PIDs 011-958-057, 032-444-826, 032-444-834, 032-444-842, 032-444-851, 032-444-869, 032-444-877, 032-444-885, 032-444-893, 032-444-907,032-444-915, 032-444-958.

“Permitted Liens” means:

Statutory Right of Way XJ15099, LA133914, LB260891, LB302729, LB302736, LB302745, LB302746, CA7308710, CA9046960, CA9414765, CA9414782, CB1758759, CB1758761, CB1796992, CB1796994, CB1840973, CB1840976;

Covenant LB302739, CB1840977;

Easement CA4272129, CA7868925;

Priority Agreement CB1758760, CB1758762, CB1796993, CB1796995, CB1840974, CB1840978, CB1840979;

Statutory Building Scheme CB1852380.

All other terms and conditions of the Construction Loan Agreement dated June 14, 2023, and the Loan Amendment Agreements dated July 25, 2024, and February 1, 2025, remain in effect.

If these provisions meet with your approval, please have the Borrower execute the Borrower Acceptance provision.

Yours truly,

CBT Commercial Finance Corp.
by its authorized signatory

/s/ Johnny Strilaeff

Johnny Strilaeff, President & CEO

BORROWER ACCEPTANCE:

The Borrower hereby accepts the within offer.

That Seventies Project Development Ltd.
by its authorized signatory(ies)	Date

Don Thompson

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Schedule A

February 1, 2025

That Seventies Project Development Ltd.

PO Box 670

Rossland, BC

V0G 1Y0

Attention: Don Thompson

Dear Don;

Re:         Loan Amendment Agreement

CBT Commercial Finance Corp. (Inc. No. BC0690650) (“CBT’) entered into a Construction Loan Agreement with That Seventies Project Development Ltd. (the “Borrower’) dated June 14, 2023, and a Loan Amendment Agreement dated July 25, 2024 (Schedule A). CBT hereby amends the terms of the Loan Agreement as follows:

1.	Section 1, AGREEMENT TO LEND – The outstanding balance of the Construction Loan as of February 1, 2025, is $2,376,702.23 in Principal and $56,002.27 in Interest, for a total outstanding balance of $2,432,704.50.

2.	Section 5 (c), PAYMENTS – The Borrower will make the following payments to CBT:

(c)	On or before June 30, 2025 (the “Balance Due Date”) the Borrower will pay to CBT the whole of the outstanding balance of the Construction Loan, including principal, interest, and all Other Amounts.

All other terms and conditions of the Construction Loan Agreement dated June 14, 2023, and the Loan Amendment Agreement dated July 25, 2024, remain in effect.

If these provisions meet with your approval, please have the Borrower execute the Borrower Acceptance provision.

Yours truly,

CBT Commercial Finance Corp.
by its authorized signatory

/s/ Johnny Strilaeff

Johnny Strilaeff, President & CEO

BORROWER ACCEPTANCE:

The Borrower hereby accepts the within offer.

That Seventies Project Development Ltd.	FEB 7, 2025
by its authorized signatory(ies)	Date

/s/ Don Thompson

Don Thompson

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July 25, 2024

That Seventies Project Development Ltd.

PO Box 670

Rossland, BC

V0G 1Y0

Attention: Don Thompson

Dear Don;

Re:         Loan Amendment Agreement

CBT Commercial Finance Corp. (Inc. No. BC0690650) (“CBT”) entered into a Construction Loan Agreement with That Seventies Project Development Ltd. (the “Borrower”) dated June 14, 2023 (Schedule A). CBT hereby amends the terms of the Loan Agreement as follows:

1.	Section 1, AGREEMENT TO LEND – The outstanding balance of the Construction Loan as of July 31, 2024, is $1,630,577.72 in Principal and $2,166.66 in Interest, for a total outstanding balance of $1,632,744.38.

2.	Section 5 (c), PAYMENTS – The Borrower will make the following payments to CBT:

(c)	On or before October 31, 2024 (the “Balance Due Date”) the Borrower will pay to CBT the whole of the outstanding balance of the Construction Loan, including principal, interest, and all Other Amounts.

All other terms and conditions of the Construction Loan Agreement dated June 14, 2023, remain in effect.

If these provisions meet with your approval, please have the Borrower execute the Borrower Acceptance provision.

Yours truly,

CBT Commercial Finance Corp.

by its authorized signatory

/s/ Jonny Strilaeff
Jonny Strilaeff, President & CEO

BORROWER ACCEPTANCE:

The Borrower hereby accepts the within offer.

That Seventies Project Development Ltd.	Aug 20, 2024
by its authorized signatory(ies)	Date

/s/ Don Thompson

Don Thompson

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June 14, 2023

That Seventies Project Development Ltd.

PO Box 670

Rossland, BC

VOG 1Y0

Attention: Howard Katkov

Dear Howard;

Re:         Construction Loan Agreement / Commitment Letter

CBT Commercial Finance Corp. (Inc. No. BC0690650) (“CBT”) hereby offers to That Seventies Project Development Ltd. (the “Borrower”), a construction loan facility on the terms and conditions set out below.

1.	AGREEMENT TO LEND – CBT will lend to the Borrower, subject to, and upon the terms and conditions of this Agreement, up to $2,425,000 (hereinafter called the “Construction Loan”).

2.	PURPOSE – The purpose of the Construction Loan is to assist with the construction costs and development of a 16-lot subdivision at Red Mountain Resort in Rossland, BC.

3.	ADVANCES

(a)	Upon completion and registration of security, funds will be advanced in draws upon completion and inspection of each phase of construction, with a maximum frequency of one draw per month based on progress reporting from the Borrower and WSP and progress invoices from the contractor.

(b)	The value of work in place plus remaining loan to advance will at all times equal the cost to complete the project. Payments of all accrued interest as of the date of the loan advances will be deducted from the loan advances prior to the funds being remitted to the Borrower.

4.	INTEREST RATE - The outstanding balance of the Construction Loan will bear interest at a rate (the “Interest Rate”) of interest at all times equivalent to 3% per annum in excess of the Prime Rate declared by Canadian Imperial Bank of Commerce from time to time as the prime rate for Canadian dollar commercial loans made by it in Canada (the “Prime Rate”). If and whenever the rate of interest constituting the Prime Rate is varied the interest rate payable hereunder will also be varied, effective on the date the change in the rate constituting the Prime Rate comes into effect so that at all times the interest rate hereunder will be 3% per annum in excess of the Prime Rate then in effect.

5.	PAYMENTS – The Borrower will make the following payments to CBT:

(a)	Interest payments will be deducted from each loan draw advance.

(b)	As each lot is sold, the Borrower will pay the net proceeds (defined as proceeds net of all real estate commissions, and other reasonable expenses incurred in connection with the sale of the lot) in exchange for a fully executed discharge of same;

(c)	On or before July 31, 2024 (the “Balance Due Date”) the Borrower will pay to CBT the whole of the outstanding balance of the Construction Loan, including principal, interest, and all Other Amounts.

6.	SECURITY

(a)	Definitions - In this Agreement

“Lands” means those lands legally described as PID: 011 858 057; Parcel A (Sec 212981) Sublot 24 Township 28 Kootenay District Plan X60 Except (1) part laying west of a line parallel to and 10 chains distant from the westerly boundary; (2) parts included in plans 5102, R299, NEP19698, NEP88960, EPP84688 and EPP88603 and EPP99497;

“Mortgage” means a first Mortgage of the Lands in favour of CBT;

“Permitted Liens” means:

Statutory Right of Way XJ15099, LA133914, LB260891, LB302729, LB302736, LB302745, LB302746, CA7308710, CA9046960, CA9414765, CA9414780, CA9414782

Covenant LB302739;

Easement CA4272129, CA7868925;

“Other Amounts” means any other amounts that are payable by the Borrower to CBT under this Agreement or the Securities other than principal of the Construction Loan and interest thereon;

“Property” means all of the undertaking, property and assets of the Borrower subject to the Securities.

(b)	Security - Repayment of the Construction Loan and interest and Other Amounts and performance of the covenants, agreements and obligations herein and therein contained will be secured by:

(i)	Promissory Note in the amount of $2,425,000;

(ii)	A current and running account collateral Mortgage creating a first charge over the Lands supported by a Beneficial Charge Agreement and Direction to Trustee;

(iii)	General Security Agreement creating a first security interest in all the Borrower’s present and after-acquired personal property;

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(iv)	Indemnity Agreement from RMR Acquisition Corp. indemnifying CBT for all losses suffered by reason of making the Construction Loan to the Borrower;

(v)	Assignment of Course of Construction insurance with loss payable firstly to CBT Commercial Finance Corp.

(collectively “the Securities”)

7.	PREPAYMENT - The Borrower has the right, at any time when not in default hereunder or under the Securities to prepay the whole or any portion of the balance outstanding under this Agreement without notice or bonus provided that any such payments will be applied first to interest accrued to the date of payment and second to principal and provided further that any such payment will not be taken in substitution of any monthly instalment.

8.	COVENANTS

Standard Negative Covenants - So long as any amounts remain outstanding and unpaid under this Agreement or so long as any commitment under this Agreement remains in effect, the Borrower will not, without prior written consent (which consent will not be unreasonable withheld):

(a)	Create, incur, assume, or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest, assignment, charge, or encumbrance (including without limitation, any conditional sale, or other title retention agreement, or finance lease) of any nature, upon or with respect to any of its assets or undertakings, now owned or hereafter acquired, except for Permitted Liens;

(b)	Create, incur, assume or suffer to exist any other indebtedness for borrowed money (except for indebtedness resulting from Permitted Liens, if any) or guarantee or act as surety or agree to indemnify the debts of any other person;

(c)	Merge or consolidate with any other corporation, or acquire all or substantially all of the shares, assets or business of any other corporation;

(d)	Sell, lease, assign, transfer, convey or otherwise dispose of any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of subsidiaries, receivables and leasehold interests,) except for equipment and inventory disposed of in the ordinary course of business;

(e)	Cease to carry on the business currently being carried on by each of the Borrower, its subsidiaries, and the lndemnitors at the date hereof;

(f)	Permit any change of ownership or change in the capital structure of the Borrower.

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9.	EVENTS OF DEFAULT

9.1	Events of Default - The whole of the outstanding balance of the Construction Loan (including principal, interest, and all Other Amounts) will immediately become due and payable and the Securities will become enforceable in each and every of the following events:

(a)	Default - if the Borrower fails to observe or perform something hereby required to be done or some covenant or condition hereby required to be observed or performed;

(b)	Permits To Be Done - if the Borrower does, or permits to be done, anything which the Borrower has herein agreed not to do or permit to be done;

(c)	Misrepresentation - if any representation or warranty given by the Borrower (or any director or officer thereof if the Borrower is a corporation) is untrue in any material respect;

(d)	Winding Up - if the Borrower is a corporation and if an order is made or a resolution passed for the winding-up of the Borrower, or if a petition is filed for the winding-up of the Borrower;

(e)	Bankruptcy - if the Borrower commits or threatens to commit any act of bankruptcy or becomes insolvent or makes an assignment or proposal under the Bankruptcy and Insolvency Act or a general assignment in favour of its creditors or a bulk sale of its assets, or if a bankruptcy petition is filed or presented against the Borrower;

(f)	Arrangement - if the Borrower is a corporation and if any proceedings with respect to the Borrower are commenced under the Companies Creditors Arrangement Act;

(g)	Execution Etc. - if any execution, sequestration, extent or any other process of any Court become enforceable against the Borrower or if a distress or analogous process is levied against the Property of the Borrower or any part thereof;

(h)	Other Indebtedness - if the Borrower permits any sum which has been admitted as due by the Borrower or is not disputed to be due by the Borrower and which forms or is capable of being made a charge upon any of the Property in priority to the Securities to remain unpaid after proceedings have been taken to enforce the same as a prior charge;

(I)	Default in Other Payment - if the Borrower defaults in payment of any indebtedness or liability to CBT (whether secured hereby or not) or to any other lender;

(J)	Sale or Lease - if, without the prior written consent of CBT, the Borrower sells, agrees to sell, leases, agrees to lease or otherwise disposes or agrees to dispose of the Lands or any part or parts thereof or any interest therein;

(k)	Mortgage or Encumbrance - if, without the prior written consent of CBT, the Borrower grants or agrees to grant any further mortgage of the Lands or any part or parts thereof or any interest therein or otherwise permits the Lands to be encumbered in any manner other than by Permitted Encumbrances;

(l)	Change of Control - if the Borrower is a corporation and if, without the prior written consent of CBT, there is in the opinion of CBT a change of effective control of the Borrower; or

(m)	Default Under Securities - if an event of default occurs under any of the Securities.

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9.2	Waiver - CBT may waive any Event of Default, provided always that no waiver by CBT or any failure to take any action to enforce its rights or to enforce any security will extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

10.	FEES

(a)	Legal Fees - The Borrower acknowledges that all legal and registration fees incurred by CBT to prepare, register, and monitor the Construction Loan and Security are for the account of the Borrower, and may be deducted from the initial advance of the Loan.

(b)	Administration Fee - The Borrower acknowledges there will be a $25,000 administration fee that will be deducted from the initial advance of the Construction Loan.

11.	FINANCIAL AND OTHER INFORMATION – The Borrower will supply to CBT:

(a)	Such financial or other information as CBT may require from time to time.

12.	CONDITIONS PRECEDENT – Prior to advancing funds CBT requires the following: (a) Copy of the fixed price contract between the Borrower and Copcan Civil Ltd;

13.	TERMINATION OF AGREEMENT TO ADVANCE - At CBT’s option CBT’s Agreement to advance the Construction Loan may be cancelled and all monies outstanding on account of the Construction Loan (including interest and all Other Amounts) will be due and payable if:

(a)	The Securities are not executed, delivered to CBT and (where necessary or desirable) registered within 60 days of the Borrower’s acceptance of CBT’s within offer; and

(b)	The Construction Loan is not fully advanced within 120 days of the Borrower’s acceptance of CBT’s within offer.

14.	Freedom of Information and Protection of Privacy

The Borrower acknowledges that CBT is a public body with duties and obligations under the Freedom of Information and Protection of Privacy Act, and that CBT may be required by law to disclose information relating to the Borrower.

If these provisions meet with your approval, please have the Borrower execute the Borrower Acceptance provision.

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Yours truly,

CBT Commercial Finance Corp.
by its authorized signatory

/s/ Johnny Strilaeff

Johnny Strilaeff, President & CEO

BORROWER ACCEPTANCE:

The Borrower hereby accepts the within offer.

That Seventies Project Development Ltd.	September 18, 2023
by its authorized signatory(ies)	Date

/s/ Don Thompson

Don Thompson

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